Exhibit 2.3

CONFORMED COPY

Dated 21 August 1997

AKTIEBOLAGET SVENSK EXPORTKREDIT

as Issuer

BANKERS TRUST COMPANY, HONG KONG BRANCH

as Fiscal Agent, Registrar and Calculation Agent

TOKYO-MITSUBISHI INTERNATIONAL (HK) LIMITED

as Paying Agent

FISCAL AGENCY AGREEMENT

relating to
Instruments other than Yen Instruments Issued under
the Programme for the Continuous Issuance of Debt Instruments
in Asia

LINKLATERS & PAINES

14th Floor

Alexandra House

Chater Road

Hong Kong

Tel: 852-2842 4888

Ref: JAAE/HLL/REIS

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This Agreement is made on 21 August 1997 between:

(1)         AKTIEBOLAGET SVENSK EXPORTKREDIT (SWEDISH EXPORT CREDIT CORPORATION) (“SEK”);

(2)         BANKERS TRUST COMPANY, HONG KONG BRANCH in its capacity as fiscal agent (the “Fiscal Agent”, which expression shall include any successor to Bankers Trust Company, Hong Kong Branch in its capacity as such), in its capacity as calculation agent (the “Calculation Agent”, which expression shall include any successor to Bankers Trust Company, Hong Kong Branch in its capacity as such) and in its capacity as registrar (the “Registrar”, which expression shall include any successor to Bankers Trust Company, Hong Kong Branch in its capacity as such); and

(3)         TOKYO-MITSUBISHI INTERNATIONAL (HK) LIMITED in its capacity as paying agent (together with the Fiscal Agent, the “Paying Agents”).

Whereas:

(A)      SEK has established a Programme (the “Programme”) for the Continuous Issuance of Debt Instruments (the “Instruments”) in Asia, in connection with which it has entered into a dealership agreement (the “Dealership Agreement”) dated 21 August 1997 and made between SEK and Tokyo-Mitsubishi Securities Co., Ltd., The Hongkong and Shanghai Banking Corporation Limited and Tokyo-Mitsubishi International (HK) Limited (the “Dealers”, which expression shall include any substitute or additional dealers appointed in accordance with the Dealership Agreement). In respect of bearer Instruments issued in temporary global or permanent global form, SEK has executed and delivered a deed of covenant dated 21 August 1997 the “Deed of Covenant”).

(B)        SEK has made an application to The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) for the Programme to be listed on the Hong Kong Stock Exchange, in connection with which application the Issuer has prepared an information memorandum (the “Information Memorandum”, which expression shall include any documents incorporated therein by reference and any supplemental information memorandum the preparation of which may be procured by SEK) dated 21 August 1997. Application will, in certain circumstances, be made to list Instruments on other stock exchanges.

(C)        The parties hereto wish to record certain arrangements which they have made in relation to the Instruments to be issued under the Programme.

It is agreed as follows:

1                               Interpretation

1.1                               Terms defined in the Dealership Agreement shall have the same meaning in this Agreement unless otherwise defined herein. Any reference to:

“Cedel Bank” means Cedel Bank, société anonyme;

“Clearing System” means each or any (as is appropriate) of the CMU Service, Euroclear and Cedel Bank;

“CMU Rules” means the agreements, rules and regulations from time to time governing the operation of the clearing system provided by the CMU Service;

“CMU Service” means the Hong Kong Monetary Authority acting as operator of the Central Moneymarkets Unit Service;

“Common Depositary” means, in relation to a Series, a depositary common to the Euroclear Operator and Cedel Bank;

a “Condition” is to a numbered condition in the terms and conditions of the Instruments as appearing in the Information Memorandum or, in relation to any Series of Instruments, the substantially corresponding condition in the terms and conditions applicable to such Series of Instruments;

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear system;

“Hong Kong business day” is to a day (other than Saturdays and Sundays) on which commercial banks are open for business in Hong Kong;

“local time” in relation to any payment is to the time in the city in which the relevant bank or the relevant branch or office thereof is located and any reference to “local banking days” in relation thereto is to days (other than Saturdays and Sundays) on which commercial banks are open for business in such city;

“Paying Agent” is to any substitute or additional paying agents appointed in accordance herewith;

the “specified office” of any Paying Agent or the Registrar is to the office specified against its name in the Seventh Schedule or such other office in the same city or such office as such Paying Agent or, as the case may be, the Registrar may specify by notice to SEK and the other parties hereto;

a “Schedule” is, unless the context indicates otherwise, to a schedule hereto; and

the “Securities Act” is to the United States Securities Act of 1933.

1.2                               Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Agreement.

1.3                               In this Agreement, any reference to payments of principal, redemption amount or interest include any additional amounts payable in relation thereto under Condition 8.

1.4                               In this Agreement, any reference to “Instruments” excludes Yen Instruments (as defined in the Information Memorandum).

2                               Appointment of the Paying Agents, the Registrar and Calculation Agent

2.1                               SEK appoints each of the Paying Agents, the Registrar and the Calculation Agent as its agent in relation to the Instruments for the purposes specified in this Agreement and in the terms and conditions applicable thereto and all matters incidental thereto.

2.2                               Each of the Paying Agents, the Registrar and the Calculation Agent accepts its appointment as agent of SEK in relation to the Instruments and shall comply with the provisions of this Agreement and, in connection therewith shall take all such action as may be incidental thereto.

3                               The Instruments

3.1                               Instruments may be issued in series (each a “Series”), each of which will be the subject of a pricing supplement (each a “Pricing Supplement”) prepared by or on behalf of SEK and attached to or incorporated by reference into each Instrument of such Series.

3.2                               Instruments may be issued in bearer form or in registered form, as specified in the relevant Pricing Supplement.

3.3                               Instruments issued in bearer form (“Bearer Instruments”) will be represented (unless the relevant Pricing Supplement specifies otherwise) upon issue by a temporary global instrument (a “Temporary Global Instrument”) and will be exchangeable, 40 days after the completion (as determined by the Fiscal Agent or SEK) of the distribution of the Instruments represented by such Temporary Global Instrument and upon the due certification as described therein, for a permanent global instrument (a “Permanent Global Instrument”) representing such Instruments or, if so specified in the relevant Pricing Supplement, for definitive instruments (“Definitive Instruments”). Each Permanent Global Instrument will be exchangeable in whole (but not in part only) for Definitive Instruments in accordance with its terms. In addition, if so specified in the relevant Pricing Supplement, such Temporary Global Instrument and/or such Permanent Global Instrument will be exchangeable at any time in whole or in part for Registered Instruments (as defined in Clause 3.7 below) upon presentation of the Temporary Global Instrument or the Permanent Global Instrument (as the case may be) to any of the Paying Agents or the Registrars and otherwise subject to, and in accordance with, such notice and procedures as shall be specified therein or in the relevant Pricing Supplement.

3.4                               Each Temporary Global Instrument shall:

3.4.1                                                be in substantially the form (duly completed) set out in the First Schedule;

3.4.2                                                have attached thereto or incorporated by reference therein the terms and conditions applicable thereto; and

3.4.3                                                be executed manually or in facsimile by SEK and authenticated manually by or on behalf of the Fiscal Agent.

3.5                               Each Permanent Global Instrument shall:

3.5.1                                                be in substantially the form (duly completed) set out in the Second Schedule;

3.5.2                                                have attached thereto or incorporated by reference therein the terms and conditions applicable thereto; and

3.5.3                                                be executed manually or in facsimile by SEK and authenticated manually by or on behalf of the Fiscal Agent.

3.6                               Each Definitive Instrument shall:

3.6.1                                                be in substantially the form (duly completed) set out in the Third Schedule;

3.6.2                                                unless the contrary is specified in the relevant Pricing Supplement, be in the format from time to time specified by the Association of International Bond Dealers or any successor body thereto;

3.6.3                                                have a unique serial number printed thereon;

3.6.4                                                if so specified in the relevant Pricing Supplement, have attached thereto at the time of their initial delivery coupons (“Coupons”);

3.6.5                                                have endorsed thereon, attached thereto or incorporated by reference therein the terms and conditions applicable thereto; and

3.6.6                                                be executed manually or in facsimile by SEK and authenticated manually by or on behalf of the Fiscal Agent.

3.7                               Each Instrument issued in registered form (a “Registered Instrument”) shall:

3.7.1                                                be in substantially the form (duly completed) set out in the Fourth Schedule;

3.7.2                                                have endorsed thereon, attached thereto or incorporated by reference therein the terms and conditions applicable thereto; and

3.7.3                                                be executed manually or in facsimile by SEK and authenticated manually by or on behalf of the Registrar.

3.8                               Any facsimile signature affixed to an Instrument may be that of a person who is at the time of the creation and issue of the relevant Series an authorised signatory for such purpose of SEK notwithstanding that such person may for any reason (including death) have ceased to be such an authorised signatory at the time at which the relevant instrument may be delivered.

4                               Issuance of Instruments

4.1                               Upon the conclusion of any agreement between SEK and a Dealer (or any other person or institution) for the sale by SEK and the purchase by such Dealer (or such other person or institution) of any Instruments SEK shall, as soon as practicable but in any event not later than 3.00 p.m. (Hong Kong time) two Hong Kong business days prior to the proposed issue date therefor:

4.1.1                                                confirm by facsimile the terms of such agreement to the Fiscal Agent or, if such Instruments are to be Registered Instruments, the Registrar in writing;

4.1.2                                                deliver a copy of the Pricing Supplement in relation to the relevant Series to the Fiscal Agent or, as the case may be, the Registrar; and

4.1.3                                                ensure that there is delivered to the Fiscal Agent a stock of Temporary Global Instruments (in unauthenticated form but executed on behalf of SEK and otherwise complete) or, as the case may be, to the Registrar a stock of Registered Instruments (in unauthenticated form and with the name of the registered holder left blank but executed on behalf of SEK and otherwise complete) in relation to the relevant Series.

4.2                               On or before the issue date in relation to each Series and upon confirmation (which may be given by telephone, telex, fax, letter or in person) by SEK and the relevant Dealer that the conditions specified in Clause 1.3 of the Dealership Agreement have been satisfied or waived in relation to such Series the Fiscal Agent or, as the case may be, the Registrar shall authenticate and deliver to or to the order of the relevant Dealer the relevant Temporary Global Instrument or, as the case may be, Registered Instruments.

4.3                               SEK shall, in relation to each Series of Instruments in bearer form, ensure that there is delivered to the Fiscal Agent not less than five days before the relevant Temporary Global Instrument becomes exchangeable therefor the Permanent Global Instrument (in unauthenticated form but executed by SEK and otherwise complete) in relation thereto or, as the case may be, the Definitive Instruments (in unauthenticated form but executed by SEK and otherwise complete) in relation thereto. The Fiscal Agent shall authenticate and deliver such Permanent Global Instrument or, as the case may be, Definitive Instruments in accordance with the terms of the relevant Temporary Global Instrument.

4.4                               SEK shall, in relation to each Series of Instruments in bearer form which is represented by a Permanent Global Instrument in relation to which an exchange notice has been given in accordance with the terms of such Permanent Global Instrument, ensure that there is delivered to the Fiscal Agent not less than five days before the date on which such Permanent Global Instrument becomes so exchangeable the Definitive Instruments (in unauthenticated form but executed by SEK and otherwise complete) in relation thereto. The Fiscal Agent shall authenticate and deliver such Definitive Instruments in accordance with the terms of the relevant Permanent Global Instrument.

4.5                               Where any Definitive Instruments with Coupons attached are to be delivered in exchange for a Temporary Global Instrument or a Permanent Global Instrument, the Fiscal Agent shall ensure that such Definitive Instruments shall have attached thereto only such Coupons as shall ensure that neither loss nor gain of interest shall accrue to the bearer thereof.

4.6                               The Fiscal Agent or, as the case may be, the Registrar shall hold in safe custody all unauthenticated Temporary Global Instruments, Permanent Global Instruments, Definitive Instruments and Coupons or, as the case may be, Registered Instruments delivered to it in accordance with this Clause 4 and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof.

4.7                               The Fiscal Agent and the Registrar are authorised by SEK to authenticate such Temporary Global Instruments, Permanent Global Instruments, Definitive Instruments or, as the case may be, Registered Instruments as may be required to be authenticated hereunder by the signature of any of their respective officers or any other person duly authorised for the purpose by the Fiscal Agent or, as the case may be, the Registrar.

4.8                               The Fiscal Agent shall, in the case of an issue of a Series of Instruments to be listed on a stock exchange, forward a copy of the Pricing Supplement relating to such Series to such stock exchange or listing agent appointed for the obtaining of such listing (as the case may be) on or prior to the Business Day preceding the relevant Issue Date, subject, where the Fiscal Agent has not prepared the Pricing Supplement, to receiving a copy from the relevant Dealer. The Fiscal Agent and the Issuer shall also provide such other documents and forms to the relevant stock exchange as are required for the listing of such Series of Instruments.

5                               Replacement Instruments

5.1                               The Fiscal Agent or, as the case may be, the Registrar shall, upon and in accordance with the instructions (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity) of SEK but not otherwise, authenticate and deliver a Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument, Coupon or, as the case may be, Registered Instrument as a replacement for any of the same which has been mutilated or defaced or which has or has been alleged to have been destroyed, stolen or lost, provided no Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument, Coupon or Registered Instrument shall be delivered as a replacement for any of the same which has been mutilated or defaced otherwise than against surrender of the same.

5.2                               Each replacement Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument, Coupon or Registered Instrument delivered hereunder shall bear a unique serial number.

5.3                               The Fiscal Agent or, as the case may be, the Registrar shall cancel and destroy each mutilated or defaced Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument, Coupon or Registered Instrument surrendered to it and in respect of which a replacement has been delivered.

5.4                               The Fiscal Agent or, as the case may be, the Registrar shall notify SEK and the other Paying Agents of the delivery by it in accordance herewith of any replacement Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument, Coupon or Registered Instrument, specifying the serial number thereof and the serial number (if any and if known) of the

Instrument which it replaces and confirming (if such be the case) that the Instrument which it replaces has been cancelled or destroyed.

5.5                               SEK shall ensure that the Fiscal Agent and the Registrar have available to them supplies of such Temporary Global Instruments, Permanent Global Instruments, Definitive Instruments, Coupons and Registered Instruments, as the case may be, as shall be necessary to the delivery of replacement Instruments under this Clause 5.

5.6                               SEK agrees that it will, in relation to any instruments which are restricted securities (as defined in Rule 144(a)(3) under the Securities Act) and during any period in relation thereto during which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, make available on request to each of the Paying Agents and the Registrar, the information specified in and meeting the requirements of Rule 144A(d)(4) under the Securities Act in order that such Paying Agent or, as the case may be, the Registrar may make such information available to holders of any Instruments as contemplated in Clause 2.2.4 of the Dealership Agreement.

6                               Payments to the Fiscal Agent or the Registrar

6.1                               In order to provide for the payment of interest and principal or, as the case may be, redemption amount in respect of the Instruments of each Series as the same shall become due and payable SEK shall pay to the Fiscal Agent or, as the case may be, the Registrar on or before the date on which such payment becomes due an amount equal to the amount of principal, redemption amount or, as the case may be, interest (including for this purpose any amounts remaining payable in respect of uncancelled Coupons pertaining to Definitive Instruments which have been cancelled following their purchase in accordance with condition 6) then becoming due in respect of such Instruments.

6.2                               Each amount payable by SEK under Clause 6.1 shall be paid unconditionally by credit transfer in the currency in which the Instruments of the relevant Series are denominated or, if different, payable and in immediately available, freely transferable funds not later than 11.00 a.m. (local time) on the relevant day to such account with such bank as the Fiscal Agent or, as the case may be, the Registrar may by notice to SEK have specified for the purpose. SEK shall, before 11.00 a.m. (local time) on the second local banking day before the due date of each payment by it under Clause 6.1, confirm to the Fiscal Agent or, as the case may be, the Registrar by telex that it has given instructions for the transfer of the relevant funds to the Fiscal Agent or, as the case may be, the Registrar and the name and the account of the bank through which such payment is being made.

6.3                               The Fiscal Agent and the Registrar shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers, provided that:

6.3.1                                                it shall not, against SEK, exercise any lien, right of set-off or similar claim in respect thereof; and

6.3.2                                                it shall not be liable to any person for interest thereon.

6.4                               The Fiscal Agent shall pay each amount paid to it hereunder in accordance with Clauses 7.1 and 7.3 and shall not be obliged to repay any such amount unless or until the obligation to make the relevant payment becomes void or ceases in accordance with Condition 10, in which event it shall repay to SEK such portion of such amount as relates to such payment by paying the same by credit transfer to such account with such bank as SEK may by notice to the Fiscal Agent have specified for the purpose.

6.5                               If the Fiscal Agent has not, by 12.00 noon (local time) on the second local banking day before the due date of any payment to it under Clause 6.1, received notification of the relevant payment confirmation referred to in Clause 6.2 it shall forthwith notify the other Paying Agents and SEK thereof. If the Fiscal Agent subsequently receives notification of such payment instructions or payment of the amount due, it shall forthwith notify the other Paying Agents and SEK thereof.

6.6                               The Registrar shall apply each amount paid to it hereunder in accordance with Clauses 8.1 and 8.3 and shall not be obliged to repay any such amount unless or until the claims against SEK in respect of the relevant Registered Instruments are prescribed in accordance with Condition 10. In which event it shall repay to SEK such portion of such amount as relates to such Registered Instruments by paying the same by credit transfer to such account with such bank as SEK may by notice to the Registrar have specified for the purpose.

6.7                               If, and for so long as, an Instrument is lodged with the CMU Service the records of the CMU Service shall be conclusive evidence of the identity of the persons to whose accounts interests in that Instrument are credited and the principal amount(s) of the interest(s) and of the Instruments represented by the Temporary Global Instrument or the Permanent Global Instrument. Save in the case of manifest error, the Fiscal Agent shall be entitled to rely on any CMU Instrument Position Report (as described in the CMU Rules) or any other statement by the CMU Service of the identities and interests of persons credited with interests in the Instruments.

7                               Payments to Holders of Bearer Instruments

7.1                               Each Paying Agent acting through its Specified Office shall make payments of interest, principal or, as the case may be, redemption amount in respect of Bearer Instruments in accordance with the terms and conditions applicable thereto (and, in the case of a Temporary Global Instrument or a Permanent Global Instrument, the terms thereof) Provided that:

7.1.1                                                if any Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify SEK of such presentation or surrender and shall not make payment against the same until it is so instructed by SEK and has received the amount to be so paid;

7.1.2                                                a Paying Agent shall not be obliged (but shall be entitled) to make such payments:

(i)                                     if it has been notified in accordance with Clause 6.5 that the relevant payment confirmation has not been received, unless it is subsequently notified that such payment confirmation or payment of the amount due has been received; or

(ii)                                  if it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of the relevant payment due to it under Clause 6.1;

7.1.3                                                each Paying Agent shall cancel each Definitive Instrument or Coupon against surrender of which it has made full payment and shall, if necessary, deliver each Definitive Instrument or Coupon so cancelled by it to the Fiscal Agent; and

7.1.4                                                In the case of payment of interest, principal or, as the case may be, redemption amount against presentation of a Temporary Global Instrument or a Permanent Global Instrument, the relevant Paying Agent shall note or procure that there be noted on the Schedule thereto the amount of such payment and, in the case of payment of principal or redemption amount, the remaining principal amount of the relevant global instrument (which shall be the previous principal amount less the amount of principal then paid or, as the case may be, in respect of which redemption amount has then been paid) and shall procure the signature of such notation on its behalf.

7.2                               None of the Paying Agents shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.3                               If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 7.1:

7.3.1                                                it shall notify the Fiscal Agent of the amount so paid by it, the serial number (if any) of the Definitive Instrument or Coupon against presentation or surrender of which payment of principal or redemption amount was made and the number of Coupons by maturity against which payment of interest was made; and

7.3.2                                                subject to and to the extent of compliance by SEK with Clause 6.1 (whether or not at the due time), the Fiscal Agent shall reimburse such Paying Agent for the amount so paid by it by payment out of the funds received by it under Clause 6.1 of an amount equal to the amount so paid by it by paying the same by credit transfer to such account with such bank as such Paying Agent may by notice to the Fiscal Agent have specified for the purpose.

7.4                               If the Fiscal Agent makes any payment in accordance with Clause 7.1, it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 an amount equal to the amount so paid by it.

7.5                               If any Paying Agent makes a payment in respect of Bearer Instruments at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 6.1 and the Fiscal Agent is not able out of the funds received by it under Clause 6.1 to reimburse such Paying Agent therefor (whether by payment under Clause 7.3 or appropriation under Clause 7.4), SEK shall from time to time on demand pay to the Fiscal Agent for account of such Paying Agent:

7.5.1                                                the amount so paid out by such Paying Agent and not so reimbursed to it; and

7.5.2                                                interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount.

provided that any payment made under Clause 7.5.1 above shall satisfy pro tanto SEK’s obligations under Clause 6.1.

7.6                               Interest shall accrue for the purpose of Clause 7.5.2 (as well after as before judgment) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

7.7                               If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Instrument, Permanent Global Instrument, Definitive Instrument or Coupon surrendered for payment to it, such Paying Agent shall endorse thereon a statement indicating the amount and date of such payment.

7.8                               The Paying Agents shall (except as ordered by a court of competent jurisdiction or as required by law) be entitled to treat the holder of any Bearer Instrument as the absolute owner thereof and shall not be liable for so doing and, so long as any Instrument is held by the CMU Service, shall be entitled to treat a payment made, or notice given, to a person credited by the CMU Service as holding an interest in that Instrument as complete discharge of its and SEK’s obligation to make such payment or give such notice.

8                               Payments to Holders of Registered Instruments

8.1                               The Registrar acting through its Specified Office shall make payments of interest, principal or, as the case may be, redemption amount in respect of Registered Instruments in accordance with the terms and conditions applicable thereto, provided that such Registrar shall not be obliged (but shall be entitled) to make such payments:

8.1.1                                                if it has not received notification of the relevant payment confirmation referred to in Clause 6.2; or

8.1.2                                                if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Clause 6.1.

8.2                               The Registrar shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3                               If the Registrar makes any payment in accordance with Clause 8.1, it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 an amount equal to the amount so paid by it.

8.4                               If the Registrar makes a payment in respect of Registered Instruments at a time at which it has not received the full amount of the relevant payment due to it under Clause 6.1 and is not able out of funds received by it under Clause 6.1 to reimburse itself therefor by appropriation under Clause 8.3, SEK shall from time to time on demand pay to the Registrar for its own account:

8.4.1                                                the amount so paid out by such Registrar and not so reimbursed to it; and

8.4.2                                                interest on such amount from the date on which such Registrar made such payment until the date of reimbursement of such amount.

provided that any payment made under Clause 8.4.1 above shall satisfy pro tanto SEK’s obligations under Clause 6.1.

8.5                               Interest shall accrue for the purpose of Clause 8.4.2 (as well after as before judgment) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Registrar as reflecting its cost of funds for the time being in relation to the unpaid amount.

9                               Miscellaneous Duties of the Fiscal Agent and the Paying Agents

9.1                               The Fiscal Agent shall:

9.1.1                                                maintain a record of all Temporary Global Instruments, Permanent Global Instruments, Definitive Instruments and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement, provided that no record need be maintained of the serial numbers of Coupons save insofar as that a record shall be maintained of the serial numbers of unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Instruments and of any subsequent payments against such Coupon;

9.1.2                                                maintain a record of all certifications received by it in accordance with the provisions of any Temporary Global Instrument; and

9.1.3                                                make such records available for inspection at all reasonable times by SEK and the other Paying Agents.

9.2                               The Paying Agents shall make available to the Fiscal Agent such information as may reasonably be required for the maintenance of the records referred to in Clause 9.1.

9.3                               SEK may from time to time deliver to the Fiscal Agent Definitive Instruments and unmatured Coupons appertaining thereto for cancellation, whereupon the Fiscal Agent shall cancel such Definitive Instruments and Coupons. SEK may from time to time procure the delivery to the Fiscal Agent of a Temporary Global Instrument or a Permanent Global Instrument with instructions to cancel a specified aggregate principal amount of Instruments represented thereby (which instructions shall be accompanied by evidence satisfactory to the Fiscal Agent that SEK is entitled to give such instructions) whereupon the Fiscal Agent shall note or procure that there is noted on the Schedule to such Temporary Global Instrument or Permanent Global Instrument the aggregate principal amount of Instruments so to be cancelled and the remaining principal amount thereof (which shall be the previous principal amount thereof less the aggregate principal amount of the Instruments so cancelled) and shall procure the signature of such notation on its behalf.

9.4                               If, and for so long as, an Instrument is lodged with the CMU Service, the Paying Agents shall pay any amounts of principal and interest due on that Instrument to the person(s) for whose account(s) interest(s) in the Instrument is/are credited and the Fiscal Agent shall not endorse the Instrument. Upon receiving reasonable notification from the CMU Service and/or SEK and/or any relevant lodging agent in respect of any Instrument that such Instrument is to be withdrawn from the CMU Service, the Fiscal Agent shall use all reasonable endeavours to ensure that the Instrument is endorsed in respect of all payments of interest and/or principal that have been made in respect of that Instrument while that Instrument has been lodged with the CMU Service.

9.5                               As soon as practicable (and in any event within three months) after each interest payment date in relation to any Series of Bearer Instruments, after each date on which Instruments are cancelled in accordance with Clause 9.3, and after each date on which the Instruments fall due for redemption, the Fiscal Agent shall notify SEK and the other Paying Agents (on the basis of the information available to it) of the number of any Definitive Instruments or Coupons against surrender of which payment has been made and of the number of any Definitive Instruments or, as the case may be, Coupons which have not yet been surrendered for payment.

9.6                               The Fiscal Agent shall, upon and in accordance with the instructions of SEK but not otherwise, arrange for the publication in accordance with Condition 14 of any notice which is to be given to the holders of any Bearer Instruments and shall supply a copy thereof to each other Paying Agent.

9.7                               The Fiscal Agent may destroy each Definitive Instrument or Coupon delivered to or cancelled by it in accordance with Clause 7.1.3 or delivered to and cancelled by it in accordance with Clause 9.3, in which case it shall (within three months of such destruction) furnish SEK with a certificate as to such destruction and specifying the serial numbers of the Definitive Instruments or Coupons so destroyed.

9.8                               Each Paying Agent shall, at the request of the holder of any Bearer Instrument, issue voting certificates and block voting instructions in a form and manner which comply with the provisions of the Fifth Schedule (except that it shall not be required to issue the same less than 48 hours before the time fixed for any meeting therein provided for). Each Paying Agent shall keep a full record of voting certificates and block voting instructions issued by it and will give to SEK not less than 24 hours before the time appointed for any meeting or adjourned meeting full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

9.9                               The Fiscal Agent shall make available for inspection during office hours at its Specified Office copies of this Agreement and the Deed of Covenant.

9.10                        The Fiscal Agent shall make all necessary notifications and filings to and with the Ministry of Finance in Japan.

9.11                        Each Paying Agent shall severally indemnify SEK against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur, otherwise than by reason of its own negligence or wilful misconduct, as a result or arising out of or in relation to any breach by such Paying Agent of the terms of this Agreement.

9.12                        The Fiscal Agent agrees with SEK that it will notify the relevant Dealers of the completion of distribution of the Instruments of any series which are sold to or through more than one Dealer as contemplated in Schedule 1 to the Dealership Agreement.

10                        Miscellaneous Duties of the Registrar

10.1                        The Registrar shall maintain in relation to each Series of Registered Instruments in relation to which it is appointed as registrar a register (each a “Register”), which shall be kept in accordance with the terms and conditions applicable to such Series of Registered Instruments and the regulations referred to in Clause 10.2. Each Register shall show the aggregate principal amount and date of issue of the relevant Series of Registered Instruments, the names and addresses of the initial holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders thereof. The Registrar shall make each Register and all such records available for inspection at all reasonable times by SEK.

10.2                        The Registrar shall by the issue of new Registered Instruments, the cancellation of old Registered Instruments and the making of entries in the relevant Register give effect to transfers of Registered Instruments in accordance with the terms and conditions applicable thereto and in accordance with such regulations concerning the transfer of Registered Instruments as may from time to time be promulgated by SEK. The initial such regulations are set out in the Sixth Schedule.

10.3                        SEK may from time to time deliver to the Registrar Registered Instruments of which it is the holder for cancellation, whereupon such Registrar shall cancel the same and shall make the corresponding entries in the relevant Register.

10.4                        As soon as practicable (and in any event within three months) after each date on which Registered Instruments fall due for redemption, the Registrar shall notify SEK of the number of any Registered Instruments against surrender of which payment has been made and of the number of any Registered Instruments (and the names and addresses of the holders thereof) which have not yet been surrendered for payment.

10.5                        The Registrar shall, upon and in accordance with the instructions of SEK but not otherwise, arrange for the publication in accordance with Condition 14 of any notice which is to be given to the holders of Registered Instruments.

10.6                        SEK shall ensure that each Registrar has available to it supplies of such Registered Instruments as shall be necessary in connection with the transfer of Registered Instruments under this Clause 10.

10.7                        The Registrar shall, at the request of the holder of any Registered Instrument, issue voting certificates and block voting instructions in a form and manner which comply with the provisions of the Fifth Schedule (except that it shall not be required to issue the same less than 48 hours before the time fixed for any meeting therein provided for). The Registrar shall keep a full record of voting certificates and block voting instructions issued by it and will give to SEK not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

10.8                        The Registrar shall make available during office hours at its specified office copies of this Agreement.

10.9                        The Registrar shall make all necessary notifications and filings to and with the Ministry of Finance in Japan.

10.10                 The Registrar shall indemnify SEK against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable valued added tax) which it may incur, otherwise than by reason of its own negligence or wilful misconduct, as a result or arising out of or in relation to any breach by the Registrar of the terms of this Agreement.

11                        Duties of the Calculation Agent

11.1                        In relation to each series of Instruments the terms and conditions applicable to which provide that the rate of interest or any calculation applicable thereto shall be determined by the Calculation Agent, the Calculation Agent shall determine such rate of interest or make such calculation from time to time on the basis therein and take all such actions as may to it seem reasonably incidental thereto including, without limitation, the notification of all rates and amounts so determined and the maintenance of all appropriate records.

11.2                        The Calculation Agent shall indemnify SEK against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable valued added tax) which it may incur, otherwise than by reason of its own negligence or wilful misconduct, as a result or arising out of or in relation to any breach by the Calculation Agent of the terms of this Agreement.

12                        Fees and Expenses

12.1                        SEK shall pay to the Fiscal Agent for account of the Paying Agents such fees as may have been agreed between SEK and the Fiscal Agent in respect of the services of the Paying Agents hereunder (plus any applicable value added tax). SEK shall pay to each Registrar for its own account such fees as may have been agreed between SEK and such Registrar in respect of the services of such Registrar hereunder (plus any applicable value added tax).

12.2                        SEK shall on demand reimburse the Fiscal Agent, the Registrar, the Calculation Agent and each Paying Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

12.3                        SEK shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement, and shall indemnify each Paying Agent, the Registrar and the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

13                        Terms of Appointment

13.1                        Each of the Paying Agents and the Registrar may, in connection with its services hereunder:

13.1.1                                          (in the case of Bearer Instruments only) except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice to the contrary or any memorandum thereon, treat the holder of any Instrument as the absolute owner thereof and make payments thereon accordingly;

13.1.2                                          assume that the terms of each Instrument as issued are correct;

13.1.3                                          refer any question relating to the ownership of any Instrument or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Instrument to SEK for determination by SEK and rely upon any determination so made;

13.1.4                                          rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine; and

13.1.5                                          after consultation with SEK engage and pay for the advice or services of any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained (and such Paying Agent or, as the case may be, the Registrar shall be protected and shall incur no liability as against SEK in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith).

13.2                        Notwithstanding anything to the contrary expressed or implied herein or in the terms and conditions applicable to any Instruments, none of the Paying Agents nor the Registrar shall, in connection with their services hereunder, be under any fiduciary duty towards any person other than SEK, be responsible for or liable in respect of the authorisation, validity or legality of any Instrument issued or paid by it hereunder or any act or omission of any other person (including, without limitation, any other party hereto) or be under any obligation towards any person other than SEK and, in the case of the Paying Agents, the other Paying Agents.

13.3                        Each Paying Agent and the Registrar may purchase, hold and dispose of Instruments and may enter into any transaction (including, without limitation, any depositary, trust or agency transaction) with any holders or owners of any Instruments or with any other party hereto in the same manner as if it had not been appointed as the agent of SEK in relation to the Instruments.

13.4                        SEK shall indemnify each Paying Agent and the Registrar against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 12.1 and otherwise than by reason of its own negligence or wilful misconduct, as a result or arising out of or in relation to its acting as the agent of SEK in relation to the Instruments.

14                            Changes in Agents

14.1                        Any Paying Agent, the Calculation Agent and/or the Registrar may resign its appointment as the agent of SEK in relation to the Instruments upon the expiration of not less than 30 days’ notice to that effect by such Paying Agent, Calculation Agent, or, as the case may be, the Registrar to SEK (with a copy, if necessary, to the Fiscal Agent), provided that:

14.1.1                                          any such notice which would otherwise expire within 30 days before or after the maturity date of any series of Instruments or any interest payment date in relation to any series of Instruments shall be deemed, in relation to such Series only, to expire on the thirtieth day following such date; and

14.1.2                                          in the case of the Fiscal Agent, the only remaining Paying Agent or Registrar with its specified office in Asia or, so long as any Instruments are listed on the Hong Kong Stock Exchange, the Paying Agent or Registrar with its specified office in Hong Kong, such resignation shall not be effective until a successor thereto as the agent of SEK in relation to the Instruments has been appointed by SEK or in accordance with Clause 14.5 and notice of such appointment has been given in accordance with Condition 14.

14.2                        SEK may revoke its appointment of any Paying Agent, Calculation Agent or Registrar as its agent in relation to the Instruments by not less than 30 days’ notice to that effect to such Paying Agent, Calculation Agent or, as the case may be, such Registrar provided that, in the case of the Fiscal Agent, the only remaining Paying Agent or Registrar with its specified office in Asia or so long as any Instruments are listed on the Hong Kong Stock Exchange, the Paying Agent or Registrar with its specified office in Hong Kong, such revocation shall not be effective until a successor thereto as the agent of SEK in relation to the Instruments has been appointed by SEK and notice of such appointment has been given in accordance with Condition 14.

14.3                        The appointment of any Paying Agent or the Registrar as the agent of SEK in relation to the Instruments shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely: such Paying Agent or, as the case may be, the Registrar becomes incapable of acting; such Paying Agent or, as the case may be, the Registrar is adjudged bankrupt or insolvent; such Paying Agent or, as the case may be, the Registrar files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Paying Agent or, as the case may be, the Registrar, a receiver, administrator or other similar official of such Paying Agent or, as the case may be, the Registrar or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Paying Agent or, as the case may be, the Registrar under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Paying Agent or, as the case may be, the Registrar or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

14.4                        SEK may appoint substitute or additional agents in relation to the Instruments and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

14.5                        If any Paying Agent, the Calculation Agent or the Registrar gives notice of its resignation in accordance with Clause 14.1 and by the tenth day before the expiration of such notice a successor to such Paying Agent, Calculation Agent or, as the case may be, the Registrar as the agent of SEK in relation to the Instruments has not been appointed by SEK, such Paying Agent, Calculation Agent or, as the case may be, the Registrar may itself, following such consultation with SEK as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution and give notice of such appointment in accordance with Condition 14, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

14.6                        Upon any resignation or revocation becoming effective under this Clause 14, the relevant Paying Agent, Calculation Agent or, as the case may be, the Registrar shall:

14.6.1                                          be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to the provisions of Clauses 12.3, 13 and 14);

14.6.2                                          repay to SEK such part of any fee paid to it in accordance with Clause 12.1 as shall relate to any period thereafter;

14.6.3                                          in the case of the Fiscal Agent, deliver to SEK and to its successor a copy, certified as true and up-to-date by an officer of the Fiscal Agent, of the records maintained by it in accordance with Clause 9;

14.6.4                                          in the case of the Registrar, deliver to SEK and to its successor a copy, certified as true and up-to-date by an officer of the Registrar, of each of the Registers and other records maintained by it in accordance with Clause 10; and

14.6.5                                          forthwith (upon payment to it of any amount due to it in accordance with Clause 12 or Clause 13.4) transfer all monies and papers (including any unissued Temporary Global Instruments, Permanent Global Instruments, Definitive Instruments, Coupons or Registered Instruments held by it hereunder) to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

14.7                        Any corporation into which any Paying Agent, the Calculation Agent or the Registrar may be merged or converted, any corporation with which any Paying Agent, the Calculation Agent or the Registrar may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent, the Calculation Agent or the Registrar shall be a party, shall, to the extent permitted by applicable law, be the successor to such Paying Agent, Calculation Agent or, as the case may be, the Registrar as agent of SEK in relation to the Instruments without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger, conversion or consolidation shall forthwith be given by such successor to SEK and the other parties hereto.

14.8                        The Fiscal Agent shall notify the CMU Service immediately upon the appointment of any successor or replacement Paying Agent.

15                           CMU Service

The following applies where a Paying Agent is acting as a lodging agent under the CMU Service (the “CMU Agent”):

15.1                        The CMU Agent confirms that it is a member of the CMU Service pursuant to a CMU Membership Agreement (the “Membership Agreement”) between the CMU Agent and the CMU Service and is aware of and bound by the terms of the CMU Rules.

15.2                        The CMU Agent will lodge the Global Instruments with the CMU Service as Lodging Agent (as that term is used in the CMU Rules) on behalf of SEK and will be nominated as paying agent to receive notification from the CMU Service in respect of interests in the Instruments credited to accountholders with the CMU Service prior to the interest payment dates and maturity date of the Instruments.

15.3                        It is understood that, once the Instruments are lodged with the CMU Service, the terms of the CMU Rules will apply to the Instruments and to all transactions and operations effected through the CMU Service in relation to the Instruments including transactions relating to the lodgement, withdrawal or redemption of the Instruments and in particular (but without limiting the generality of the foregoing):-

15.3.1                                          that the CMU Service and its servants and agents are, with the limited exceptions expressly provided in the CMU Rules, exempt from liability caused directly or indirectly by the operation of the CMU Service and the CMU Service is entitled without liability to act without further enquiry on instructions or information or purported instructions or information received through the CMU Service or otherwise in accordance with the CMU Rules;

15.3.2                                          that the CMU Service is under no liability to any person (whether or not a member of the CMU Service) as a result of any actual or alleged defect or irregularity with respect to any Instrument lodged with or held in the CMU Service, any signature or purported signature appearing on any such Instrument, any disposition or purported disposition of any such Instrument or any inconsistency of any such Instrument with the details specified in respect of that Instrument in the CMU Service.

15.4                        The Fiscal Agent authorises the CMU Agent on its behalf to do all such acts and things and execute all such documents as may be required to enable the CMU Agent fully to observe and perform its obligations under its Membership Agreement and the CMU Rules and to enter into any arrangement which it considers proper in connection with payments under and the redemption of the Instruments, including (but without limiting the generality of the foregoing):-

15.4.1                                          authenticating the Instruments (including authentication on withdrawal from the CMU Service); and

15.4.2                                          making payments in respect of the Instruments in the manner prescribed by the CMU Rules.

15.5                        It is acknowledged that, under the terms of the CMU Rules, no further or other demand or presentment for payment of the Instruments shall be required than the credit of the Instruments to the relevant CMU Accounts of CMU Members (whether acting on their own behalf or as paying agent) in accordance with the CMU Rules and, so long as the Instruments are held by the CMU Service, SEK, the Fiscal Agent and the Paying Agents waive the requirements for any further or other demand or presentment for payment.

15.6                        It is agreed that the obligations of the Paying Agents to make payments upon surrender to them of any Instrument and the obligation of the Fiscal Agent to endorse that Instrument shall be suspended for so long as that Instrument is held by the CMU Service and that while any Instrument is held by the CMU Service the Paying Agents shall make payments to the person(s) confirmed to them by the CMU Service prior to any relevant payment date as being credited with the interest(s) in the relevant Instrument in accordance with the terms of the CMU Rules. In accordance with the CMU Rules, the Fiscal Agent will be notified prior to any Instrument being withdrawn from the CMU Service. Upon such notification, the Fiscal Agent shall arrange to make such endorsements to the relevant Instrument as would have been made if it had not been lodged with the CMU Service or otherwise so as to confirm that all payments on the Instrument have been made up to the date of withdrawal from the CMU Service.

15.7                        The confirmations and acknowledgements in this Clause are given for the benefit of SEK and of the CMU Service and its servants and agents.

16                            Time

Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

17                            Notices

All notices and communications hereunder shall be made in writing (by letter, telex or fax), shall be effective upon receipt by the addressee and shall be sent as follows:

17.1                        if to SEK to it at:

Address:                                                                                               Västra Trädgårdsgatan 11B
P.O. Box 16368
S-103 27 Stockholm

Telex:                                                                                                                 12166 SEK S

Fax:                                                                                                                           (46 8) 411 4813

Attention:                                                                                         Legal and Transaction Management

17.2                        if to a Paying Agent or the Registrar, to it at the address, telex number or fax number specified against its name in the Seventh Schedule (or, in the case of a Paying Agent or the Registrar not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the agent of SEK in relation to the Instruments) for the attention of the person or department therein specified (or as aforesaid)

or, in any case, to such other address, telex number or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

18                            Law and Jurisdiction

18.1                        This Agreement is governed by, and shall be construed in accordance with, English law.

18.2                        SEK irrevocably agrees for the benefit of the Paying Agents and the Registrar that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

18.3                        SEK irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

18.4                        SEK agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to the Trade Commissioner for the time being at the Swedish Trade Council, 4th Floor, 73 Welbeck Street, London W1M 8AN (or its other address in England from time to time). If the appointment of the person mentioned in this Clause ceases to be effective, SEK shall forthwith appoint a further person in England to accept service of process on its behalf in England and notify the name and address of such person to each Paying Agent and the Registrar, and failing such appointment within 15 days, any Paying Agent or the Registrar shall be entitled to appoint such a person by notice to SEK. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

18.5                        The submission to the jurisdiction of the courts in England shall not (and shall not be construed so as to) limit the right of the Paying Agents or the Registrar or any of them to take Proceedings against SEK in any other competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

19                            Modification

For the avoidance of doubt, this Agreement may be amended by further agreement among the parties hereto and without the consent of the holders of any of the Instruments.

The First Schedule

Form of Temporary Global Instrument

Series:	Tranche:	ISIN:	Common Code:	CMU Instrument no:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO
LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS
PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

AKTIEBOLAGET SVENSK EXPORTKREDIT

(incorporated in the Kingdom of Sweden with limited liability)

TEMPORARY GLOBAL INSTRUMENT

This Temporary Global Instrument is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Second Schedule hereto by AKTIEBOLAGET SVENSK EXPORTKREDIT (“SEK”).

References in this Temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments set out in Annex I to the information memorandum prepared by SEK and dated 21 August 1997 (as amended, supplemented or replaced, the “Information Memorandum”), as such form is supplemented and/or modified and/or superseded by the provisions of this Temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Temporary Global Instrument shall have the meanings given to them in the Conditions or the Fiscal Agency Agreement (defined below).

SEK for value received promises, all in accordance with the Conditions and the pricing supplement prepared in relation to the Instruments attached hereto as the Second Schedule, to pay

(i)                                     if this Temporary Global Instrument is held by the Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service (the “CMU Service”), to the person(s) for whose account(s) interests in this Temporary Global Instrument are credited as being held by the CMU Service, in accordance with the terms of the agreements, rules and regulations governing the operation of the CMU Service (the “CMU Rules”) or

(ii)                                  if this Temporary Global Instrument is not held by the CMU Service, to bearer upon presentation and surrender this Temporary Global Instrument on the Maturity Date or on such earlier date as the same may become payable in accordance therewith the Maturity Redemption Amount in respect of the aggregate principal amount of Instruments represented by this Temporary Global Instrument or such other redemption amount as may be specified therein and (unless this Temporary Global Instrument does not bear interest) to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein.

Except as specified herein, the bearer of this Temporary Global Instrument is entitled to the benefit of the same obligations on the part of SEK as if such bearer were the bearer of the Instruments represented hereby, and all payments under and to the bearer of this Temporary

Global Instrument shall be valid and effective to satisfy and discharge the corresponding liabilities of SEK in respect of the Instruments.

This Temporary Global Instrument is exchangeable in whole or in part for a permanent global instrument (the “Permanent Global Instrument”) representing the Instruments and in substantially the form (subject to completion) set out in the Second Schedule to a fiscal agency agreement dated 21 August 1997 (the “Fiscal Agency Agreement”) and made between SEK and Bankers Trust Company, Hong Kong Branch, in its capacity as fiscal agent (the “Fiscal Agent”) which expression shall include any successor to Bankers Trust Company, Hong Kong Branch, in its capacity as such), Bankers Trust Company, Hong Kong Branch as registrar and certain other financial institutions named therein or, if so specified in such pricing supplement, for definitive instruments (“Definitive Instruments”) in substantially the form (subject to completion) set out in the Third Schedule to such fiscal agency agreement. Such exchange will be made only on or after the fortieth day (the “Exchange Date”) after the completion (as determined by the Fiscal Agent or SEK) of the distribution of the Instruments and upon presentation or, as the case may be, surrender of this Temporary Global Instrument to the Fiscal Agent at its specified office in relation to the Instruments and upon and to the extent of delivery to the Fiscal Agent of a certificate or certificates issued by Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear System (“Euroclear”) or Cedel Bank, société anonyme (“Cedel Bank”) and dated not earlier than the Exchange Date in substantially the form set out in Annex I hereto. Payments of interest otherwise falling due before the Exchange Date will be made only upon presentation of the Temporary Global Instrument to the Fiscal Agent at its specified office in relation to the Instruments and upon or to the extent of delivery to the Fiscal Agent of a certificate or certificates issued by Euroclear or Cedel Bank and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto.

Any person appearing in the records of the CMU Service as entitled to an interest in this Temporary Global Instrument may require the exchange of an appropriate part of this Temporary Global Instrument for an equivalent interest in the Permanent Global Instrument by delivering or causing to be delivered to the Fiscal Agent a certificate dated not more than 15 days before the Exchange Date in substantially the form set out in Annex IV hereto.

In the event that (i) this Temporary Global Instrument is not duly exchanged, whether in whole or in part, for the Permanent Global Instrument or, as the case may be, for Definitive Instruments by 6.00 p.m. (Hong Kong time) on the thirtieth day after the time at which the preconditions to such exchange are first satisfied, or (ii) any Instrument represented hereby becomes immediately redeemable following the occurrence of an Event of Default in relation thereto and is not duly redeemed (and the funds required for such redemption are not available to the Fiscal Agent for the purposes of effecting such redemption) by 6.00 p.m. (Hong Kong time) on the thirtieth day after the time at which such Instruments become instantly redeemable, then this Temporary Global Instrument will become void and the bearer will have no further rights hereunder (but without prejudice to the rights which such bearer or any other person may have under a deed of covenant dated 21 August 1997 and executed by SEK in respect of the Instruments).

On any occasion on which a payment of interest is made in respect of this Temporary Global Instrument, SEK shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal or redemption amount is made in respect of this Temporary Global Instrument or on which this Temporary Global Instrument is exchanged in whole or in part as aforesaid or on which Instruments represented by this Temporary Global Instrument are to be cancelled, SEK shall procure that (i) the aggregate principal amount of the Instruments in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled, and (ii) the remaining principal amount of this Temporary Global Instrument (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the First Schedule hereto, whereupon the principal amount of this Temporary Global Instrument shall for all purposes be as most recently so noted.

This Temporary Global Instrument is governed by, and will be construed in accordance with, English law.

SEK irrevocably agrees for the benefit of the bearer that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Temporary Global Instrument (respectively, “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts. SEK irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum. SEK agrees that the process by which any Proceedings are begun in England may be served on it by being delivered to the Trade Commissioner for the time being at the Swedish Trade Council, 4th Floor, 73 Welbeck Street, London W1M 8AN (or its other address in England from time to time). If the appointment of the person mentioned in this paragraph ceases to be effective SEK shall forthwith appoint a further person in England to accept service of process on its behalf in England and notify the name and address of such person to the Fiscal Agent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the bearer to take Proceedings against SEK in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

This Temporary Global Instrument shall not be valid for any purpose until authenticated for and on behalf of Bankers Trust Company, Hong Kong Branch as fiscal agent.

As witness whereof SEK has caused this Temporary Global Instrument to be duly signed on its behalf.

AKTIEBOLAGET SVENSK EXPORTKREDIT (publ)

By:

(duly authorised)

Dated as of the Issue Date.

AUTHENTICATED for and on behalf of

Bankers Trust Company, Hong Kong Branch as fiscal agent

without recourse, warranty or liability

By:

(duly authorised)

The First Schedule

Payments, Delivery of Definitive Instruments,

Exchange for Permanent Global Instruments and

Cancellation of Instruments

Date of payment, delivery or cancellation	Amount of Interest then paid	Amount of principal (or in respect of which redemption amount) then paid	Aggregate principal amount of Definitive Instruments then delivered	Aggregate principal amount of this Temporary Global Instrument then exchanged for the Permanent Global Instrument	Aggregate principal amount of Instruments then cancelled	Remaining principal amount of this Temporary Global Instrument	Authorised signature

The Second Schedule

Pricing Supplement

[INSERT RELEVANT PRICING SUPPLEMENT HERE]

Annex I

[Form of certificate to be given in relation to exchanges of this Temporary Global Instrument for the Permanent Global Instrument or Definitive Instruments:]

AKTIEBOLAGET SVENSK EXPORTKREDIT
[Aggregate principal amount and title of Instruments]

We refer to the Temporary Global Instrument in respect of the above instruments (the “Instruments”). We certify that, with respect to [          ] in aggregate principal amount of the Instruments, we have received by writing or tested telex from each of the persons appearing in our records as being entitled to a portion of such principal amount of the Instruments a certification in substantially the form set out in Annex III to such Temporary Global Instrument. Each such certification is dated not earlier than 15 days before the Exchange Date as determined in accordance with such Temporary Global Instrument.

The foregoing reflects any written or telexed advice received after the date of any such certification to the effect that the statements contained in such certification are no longer correct.

We understand that this certification has been requested in connection with certain United States laws. We irrevocably authorise the production of this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered by this certification.

Date: [                       ](1)

[Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System/Cedel Bank, société anonyme]

By:

authorised signature

(1).   To be dated not earlier than the Exchange Date.

Annex II

[Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:]

AKTIEBOLAGET SVENSK EXPORTKREDIT
[Aggregate principal amount and title of Instruments]

We refer to the Temporary Global Instrument in respect of the above instruments (the “Instruments”). We certify that, with respect to [         ] in aggregate principal amount of the Instruments, we have received by writing or tested telex a certification from each of the persons appearing in our records as being entitled to a portion of such principal amount of the Instruments in substantially the form set out in Annex III to such Temporary Global Instrument. Each such certification is dated not earlier than 15 days before the relevant payment date.

The foregoing reflects any written or telexed advice received after the date of any such certification to the effect that the statements contained in such certification are no longer correct.

We understand that this certification has been requested in connection with certain United States laws. We irrevocably authorise the production of this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered by this certification.

Date: [                  ](1)

[Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System/Cedel Bank, société anonyme]

By:

authorised signature

(1).   To be dated not earlier than the relevant interest payment date.

Annex III

[Form of accountholder’s certification referred to in the preceding certificates:]

AKTIEBOLAGET SVENSK EXPORTKREDIT
[Aggregate principal amount and title of Instruments]

We refer to the Temporary Global Instrument in respect of the above instruments (the “Instruments”). We certify that, as at the date hereof and except to the extent specified below, none of the [         ] in principal amount of such Temporary Global Instrument appearing in your books as held for our account is beneficially owned by any person who is a citizen or resident of the United States, any corporation, partnership or other entity created or organised in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source or, if any part of such interest is owned by any such owner, such owner (i) is a foreign branch of a U.S. financial institution which has provided to the person from which it purchased the relevant obligation a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986 and the regulations thereunder (a “qualifying foreign branch”), (ii) acquired and is holding the relevant obligations through a qualifying foreign branch, or (iii) is a financial institution holding the relevant obligation for purposes of resale during the restricted period (as defined in United States Treasury Regulations, Section 1.163-5(c)(2)(i)(D)) and which has not acquired the relevant obligation for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

This certification excepts and does not relate to [               ] in principal amount of such Temporary Global Instrument appearing in your books as held for our account, as to which we are not on the date hereof able so to certify and as to which we understand that neither payment in respect of the Instruments nor delivery of Definitive Instruments can be made until we are able so to certify.

We agree to notify you by telex if this certification will not also be true on and as of the date on which you intend to submit your certificate relating to our interest in the Instruments. In the absence of any such notification, it may be assumed that this certification continues to be true.

We understand that this certification has been requested in connection with certain United States laws. We irrevocably authorise the production of this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered by this certification.

Date [                     ](1)

[Accountholder] as or as agent for the beneficial owner of the Instruments.

By:

authorised signature

(1).   To be dated not earlier than 15 days before the Exchange Date or, as the case may be, the relevant interest payment date.

Annex IV

[Form of accountholder’s certification in the case of Instruments held in the CMU:]

AKTIEBOLAGET SVENSK EXPORTKREDIT

[Aggregate principal amount and title of Instruments]

To: Bankers Trust Company, Hong Kong Branch as Fiscal Agent

This is to certify that as of the date hereof, and except as set out below, the Instruments held by the CMU Service for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Instruments through foreign branches of United States financial institutions and who hold the Instruments through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Instruments is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Instruments for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly in writing on or prior to that date on which you intend to submit your certificate relating to the Instruments held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to [            ] principal amount of such interest in the Instruments in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Permanent Global Instrument (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:

By:

[Name of person giving certificate]

As, or as agent for, the beneficial owner(s) of the above Instruments to which this certificate relates.

The Second Schedule
Form of Permanent Global Instrument

Series:	Tranche:	ISIN:	Common Code:	CMU Instrument no:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS
165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

AKTIEBOLAGET SVENSK EXPORTKREDIT
(incorporated in the Kingdom of Sweden with limited liability)

PERMANENT GLOBAL INSTRUMENT

This Permanent Global Instrument is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Second Schedule hereto by AKTIEBOLAGET SVENSK EXPORTKREDIT (“SEK”).

References in this Permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments set out in the Annex I to the information memorandum prepared by SEK and dated 21 August 1997 (as amended, supplemented or replaced, the “Information Memorandum”), as such form is supplemented and/or modified and/or superseded by the provisions of this Permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Permanent Global Instrument shall have the meanings given to them in the Conditions or the Fiscal Agency Agreement (defined below).

SEK for value received promises, all in accordance with the Conditions and the pricing supplement prepared in relation to the Instruments attached hereto as the Second Schedule, to pay

(iii)                               if this Permanent Global Instrument is held by the Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service (the “CMU Service”), to the person(s) for whose account(s) interests in this Permanent Global Instrument are credited as being held by the CMU Service, in accordance with the terms of the agreements, rules and regulations governing the operation of the CMU Service (the “CMU Rules”) or

(iv)                              if this Permanent Global Instrument is not held by the CMU Service, to bearer upon presentation and surrender this Permanent Global Instrument on the Maturity Date or on such earlier date as the same may become payable in accordance therewith the Maturity Redemption Amount in respect of the aggregate principal amount of Instruments represented by this Permanent Global Instrument or such other redemption amount as may be specified therein and (unless this Permanent Global Instrument does not bear interest) to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein.

The bearer of this Permanent Global Instrument is entitled to the benefit of the same obligations on the part of SEK as if such bearer were the bearer of the instruments represented hereby, and all payments under and to the bearer of this Permanent Global Instrument shall be valid and effective to satisfy and discharge the corresponding liabilities of SEK in respect of the Instruments.

This Permanent Global Instrument is exchangeable in whole but not in part for definitive Instruments (“Definitive Instruments”) in substantially the form (subject to completion) set out in the Third Schedule to a fiscal agency agreement dated 21 August 1997 (the “Fiscal Agency Agreement”) and made between SEK and Bankers Trust Company, Hong Kong Branch in its capacity as fiscal agent (the “Fiscal Agent”, which expression shall include any successor to Bankers Trust Company, Hong Kong Branch, in its capacity as such), Bankers Trust Company as registrar and certain other financial institutions named therein upon the exercise of the relevant option by the bearer hereof. In order to exercise such option, the bearer hereof must, not less than 45 days before the date upon which the delivery of such Definitive Instruments is required, deposit this Permanent Global Instrument with the Fiscal Agent at its specified office for the purposes of the Instruments with the form of exchange notice endorsed hereon duly completed. If default is made by SEK in the required delivery of such Definitive Instruments and such default is continuing at 6.00 p.m. (Hong Kong time) on the thirtieth day after the day on which the relevant notice period expires, then this Permanent Global Instrument will become void and the bearer will have no further rights hereunder (but without prejudice to the rights which such bearer or any other persons may have under a deed of covenant dated 21 August 1997 and executed by SEK in respect of the Instruments).

On any occasion on which a payment of interest is made in respect of this Permanent Global Instrument, SEK shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal or redemption amount is made in respect of this Permanent Global Instrument or on which this Permanent Global Instrument is exchanged as aforesaid or on which any Instruments represented by this Permanent Global Instrument are to be cancelled. SEK shall procure that (i) the aggregate principal amount of the Instruments in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled, and (ii) the remaining principal amount of this Permanent Global Instrument (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Instrument shall for all purposes be as most recently so noted.

Principal and interest in respect of this Permanent Global Instrument shall be paid:

(i)                                     if this Permanent Global Instrument is held by the CMU Service, to the person(s) for whose account(s) interest(s) in this Permanent Global Instrument are credited as being held by the CMU Service in accordance with the CMU Rules; or

(ii)                                  if this Permanent Global Instrument is not held by the CMU Service, to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Fiscal Agent (or to or to the order of such other Paying Agent as shall have been notified to the holders of Instruments for this purpose).

In respect of payments made upon presentation of this Permanent Global Instrument (if not held by the CMU Service), the Fiscal Agent shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made).

If this Permanent Global Instrument is held by the CMU Service payment of interest or principal by the Fiscal Agent to the person for whose account a relevant interest in this Permanent Global Instrument is credited as being held by the CMU Service at the relevant time as notified to the Fiscal Agent by the CMU Service in a relevant CMU Instrument Position Report (as defined in the

CMU Rules) or any other relevant notification by the CMU Service shall discharge the obligations of the Issuer in respect of that payment. For these purposes, a notification from the CMU Service shall be conclusive evidence of the records of the CMU Service (save in the case of manifest error). If this Permanent Global Instrument is not held by the CMU Service a record of an interest payment endorsed hereon and signed by an authorised signatory of the Fiscal Agent shall be conclusive evidence of the discharge of the obligations of the Issuer in respect of the interest payment in question.

Insofar as the Temporary Global Instrument by which the Instruments were initially represented has been exchanged in part only for this Permanent Global Instrument and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Instrument, then upon presentation of this Permanent Global Instrument to the Fiscal Agent at its specified office in relation to the Instruments and to the extent that the aggregate principal amount of such Temporary Global Instrument is then reduced by reason of such further exchange, SEK shall procure that (i) the aggregate principal amount of the Instruments in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Instrument (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Instrument shall for all purposes be as most recently noted.

So long as this Permanent Global Instrument is held on behalf of the CMU Service or Euroclear or Cedel Bank, notices required to be given to holders of Instruments may be given by their being delivered to the CMU Service or, as the case may be, Euroclear or Cedel Bank, (if the CMU Service or Euroclear or Cedel Bank has confirmed that it will publish such notice to the person(s) credited with interest(s) in the Permanent Global Instrument) or by notification in writing directly to the person(s) confirmed by the CMU Service or Euroclear or Cedel Bank as being credited with the interest(s) in the Permanent Global Instrument, rather than by publication as required by the Conditions except that, so long as the Instruments are listed on The Stock Exchange of Hong Kong Limited and the rules of that exchange so require, notices shall also be published in a leading English language newspaper having general circulation in Hong Kong (which is expected to be the South China Morning Post).

This Permanent Global Instrument is governed by, and will be construed in accordance with, English law.

SEK irrevocably agrees for the benefit of the bearer that the courts of England shall have jurisdiction to hear and determine any suit, acting or proceedings, and to settle any disputes, which may arise out of or in connection with this Permanent Global Instrument (respectively “Proceedings” and “Disputes”) and for such purposes irrevocably submits to the jurisdiction of such courts. SEK irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum. SEK agrees that the process by which any Proceedings are begun in England may be served on it by being delivered to the Trade Commissioner for the time being at the Swedish Trade Council, 4th Floor, 73 Welbeck Street, London W1M 8AN (or its other address in England from time to time). If the appointment of the person mentioned in this paragraph ceases to be effective, SEK shall forthwith appoint a further person in England to accept service of process on its behalf in England and notify the name and address of such person to the Fiscal Agent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the bearer to take Proceedings against SEK in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

This Permanent Global Instrument shall not be valid for any purpose until authenticated for and on behalf of Bankers Trust Company, Hong Kong Branch as fiscal agent.

As Witness whereof SEK has caused this Permanent Global Instrument to be duly signed on its behalf.

AKTIEBOLAGET SVENSK EXPORTKREDIT (publ)

By:

(duly authorised)

Dated as of the Issue Date.

AUTHENTICATED for and on behalf of

Bankers Trust Company, Hong Kong Branch as fiscal agent

without recourse, warranty or liability

By:

(duly authorised)

The Schedule

Payments, Delivery of Definitive Instruments,
and Cancellation of Instruments

Date of payment, delivery or cancellation	Amount of Interest then paid	Amount of principal (or in respect of which redemption amount) then paid	Aggregate principal amount of Definitive Instruments then delivered	Aggregate principal amount of Instruments then then cancelled	Remaining principal amount of this Global Instrument	Authorised signature

Note: Endorsements will not be made for so long as this Permanent Global Instrument is held by the CMU Service.

EXCHANGE NOTICE

[                  ], being the bearer of this Permanent Global Instrument at the time of its deposit with the Fiscal Agent at its specified office for the purposes of the Instruments, hereby exercises the option to have this Permanent Global Instrument exchanged in whole for Instruments in definitive form and directs that such Instruments in definitive form be made available for collection by it from the Fiscal Agent’s specified office.

By:

(duly authorised)

The Third Schedule
Form of Definitive Instrument

[On the face of the Instrument:]

[ISIN]

[Denomination]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO
LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE
LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE
CODE.

AKTIEBOLAGET SVENSK EXPORTKREDIT
(incorporated in the Kingdom of Sweden with limited liability)

[Aggregate principal amount of Series]
[Title of Instruments]

AKTIEBOLAGET SVENSK EXPORTKREDIT (“SEK”) for value received promises, all in accordance with the terms and conditions [endorsed hereon/attached hereto] [and the pricing supplement referred to therein and prepared by SEK in relation to the Instruments] to pay

(i)                                     if this Instrument is held by the Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service (the “CMU Service”), to the person for whose account this Instrument is credited as being held by the CMU Service, in accordance with the terms of the agreements, rules and regulations governing the operation of the CMU Service (the “CMU Rules”); or

(ii)                                  if this Instrument is not held by the CMU Service, to bearer upon presentation and surrender of this Instrument on [maturity date] or on such earlier date as the same may become payable in accordance therewith the principal amount of:

[denomination in words and numerals]

or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein].

[This [title of Instrument] shall not/Neither this [title of Instrument] nor any of the interest coupons appertaining hereto shall] be valid for any purpose until this [title of Instrument] has been authenticated for and on behalf of Bankers Trust Company, Hong Kong Branch as fiscal agent.

As Witness the facsimile signature of a duly authorised officer on behalf of SEK.

AKTIEBOLAGET SVENSK EXPORTKREDIT (publ)

By:	[facsimile signature]
(duly authorised)

Dated as of [                   ]

AUTHENTICATED for and on behalf of

Bankers Trust Company, Hong Kong Branch as fiscal agent

without recourse, warranty or liability

By:	[manual signature]
(duly authorised)

[On the reverse of the Instruments:]

TERMS AND CONDITIONS

[As contemplated in the Information Memorandum and as amended by the relevant Pricing Supplement]

[At the foot of the Terms and Conditions:]

FISCAL AGENT

Bankers Trust Company, Hong Kong Branch

Two Pacific Place

36th Floor

88 Queensway

Hong Kong

PAYING AGENT

Tokyo-Mitsubishi International (HK) Limited

16th Floor, Tower 1

Admiralty Centre

18 Harcourt Road
Central, Hong Kong

FORMS OF COUPONS

[Attached to the Instruments (interest-bearing, fixed rate and having Coupons):]

[on the front of each Coupon:]

AKTIEBOLAGET SVENSK EXPORTCREDIT

[Amount and title of Instruments]

Coupon for [                ] due on [         ]

Such amount is payable (subject to the terms and conditions [endorsed on/attached] to the [title of Instrument] to which this Coupon appertains [and the pricing supplement referred to therein], which shall be binding on the holder of this Coupon whether or not it is for the time being attached to such [title of Instrument]) against surrender of this Coupon at the specified office of the Fiscal Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such terms and conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE.

ISIN:

[Attached to the Instrument (interest-bearing, floating rate and having Coupons):]

AKTIEBOLAGET SVENSK EXPORTCREDIT

[Amount and title of Instruments]

Coupon for the amount of interest due on [         ]

Such amount is payable (subject to the terms and conditions [endorsed on/attached to] the [title of Instrument] to which this Coupon appertains [and the pricing supplement referred to therein], which shall be binding on the holder of this Coupon whether or not it is for the time being attached to such [title of Instrument]) against surrender of this Coupon at the specified office of the Fiscal Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such terms and conditions).

The Instrument to which this Coupon appertains may, in certain circumstances specified in such terms and conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.

ANY UNITED STATED PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE.

ISIN:

[On the reverse of each Coupon:]

FISCAL AGENT

Bankers Trust Company, Hong Kong Branch

Two Pacific Place

36th Floor

88 Queensway

Hong Kong

PAYING AGENT

Tokyo-Mitsubishi International (HK) Limited

16th Floor, Tower 1

Admiralty Centre

18 Harcourt Road

Central, Hong Kong

The Fourth Schedule

Form of Registered Instrument

(DTC Eligible)

REGISTERED	PRINCIPAL
NO. [ ]	AMOUNT

CUSIP No. [ ]	[ ]

Unless this certificate is presented by an authorised representative of The Depository Trust Company, a New York Corporation (“DTC”), to Aktiebolaget Svensk Exportkredit (“SEK”) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS INSTRUMENT IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS INSTRUMENT MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO SEK, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, AND TO WHOM NOTICE HAS BEEN GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 OR REGULATION S UNDER THE SECURITIES ACT.

AKTIEBOLAGET SVENSK EXPORTKREDIT

(incorporated in the Kingdom of Sweden with limited liability)

REGISTERED INSTRUMENT

This Registered Instrument is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Schedule hereto by AKTIEBOLAGET SVENSK EXPORTKREDIT (“SEK”).

References in this Registered Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments set out in the Annex I to the information memorandum prepared by SEK and dated 21 August 1997 (as amended, supplemented or replaced, the “Information Memorandum”), as such form is supplemented and/or modified and/or superseded by the provisions of this Registered Instrument (including the supplemental definitions and any modifications or additions set out in the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Registered Instrument shall have the meanings given to them in the Conditions or the fiscal agency agreement dated 21 August 1997 (the “Fiscal Agency Agreement”) and made between SEK and Bankers Trust Company, Hong Kong Branch, in its capacity as fiscal agent (the “Fiscal Agent”) which expression shall include any successor to Bankers Trust Company, Hong Kong Branch, in its capacity as such), Bankers Trust Company, Hong Kong Branch as registrar and certain other financial institutions named therein.

SEK promises, all in accordance with the Conditions and the pricing supplement prepared in relation to the Instruments and attached hereto as the Schedule, to pay to the registered holder of this Instrument,

CEDE & CO.

being the holder registered as such in the register referred to below, on the Maturity Date or on such earlier date as the same may become payable in accordance therewith the Maturity Redemption Amount in respect of the aggregate principal amount of Instruments represented by this Registered Instrument or such other redemption amount as may be specified therein and (unless this Registered Instrument does not bear interest) to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein.

For so long as any of the Instruments remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, SEK covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, make available to any holder of Instruments in connection with any sale thereof and prospective purchasers of such Instruments, in each case upon request, the information specified in, and meeting the requirements of, Rule 144(a)(d)(4) under the Securities Act.

The statements set forth in the legends set forth above are an integral part of the terms of this Instrument.

This Instrument is evidence of entitlement only. Title to this Instrument passes only on due registration in the Register maintained by Bankers Trust Company, Hong Kong Branch, as registrar, and only the duly registered holder is entitled to payment in respect of this Instrument.

This Instrument shall not be valid for any purpose until this Instrument has been authenticated for and on behalf of Bankers Trust Company, Hong Kong Branch, as registrar.

As witness the facsimile/manual signature of a duly authorised officer on behalf of SEK.

AKTIEBOLAGET SVENSK EXPORTKREDIT (publ)

By:
(duly authorised)

Dated as of the Issue Date.

AUTHENTICATED for and on behalf of
Bankers Trust Company, Hong Kong Branch as registrar
without recourse, warranty or liability

By:
(duly authorised)

THE SCHEDULE

[INSERT RELEVANT PRICING SUPPLEMENT]

FORM OF TRANSFER

[             ], being the registered holder of this Instrument, hereby transfers to [                ] of [                                ] in principal amount of this Instrument and irrevocably requests and authorises Bankers Trust Company, Hong Kong Branch, in its capacity as registrar in relation to this Instrument (or any successor to Bankers Trust Company, Hong Kong Branch, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

The Fifth Schedule
Provisions for Meetings of Holders of Instruments

1.1            As used in this Schedule, the following expressions shall have the following meanings unless the context otherwise requires:

1.1.1                            “voting certificate” shall mean a certificate in the English language issued by any Paying Agent or, as the case may be, the Registrar and dated, in which it is stated:

(i)                 that on the date thereof Bearer Instruments of any Series (not being Bearer Instruments in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment thereof) bearing specified serial numbers have been deposited to the order of such Paying Agent and that no such Bearer Instruments will be released until the first to occur of:

(a)              the conclusion of the meeting specified in such certificate or any adjournment thereof; and

(b)                the surrender of the certificate to such Paying Agent; or

(ii)              that on the date thereof Registered Instruments of any Series (not being Registered Instruments in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment thereof) are registered in the books and records maintained by the Registrar in the names of specified registered holders; and

(iii)           that the bearer thereof is entitled to attend and vote at such meeting or any adjournment thereof in respect of the Instruments represented by such certificate; and

1.1.2                            “block voting instruction” shall mean a document in the English language issued by any Paying Agent or, as the case may be, the Registrar and dated, in which:

(i)                 it is certified that Bearer Instruments of any Series (not being Bearer Instruments in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment thereof) have been deposited to the order of such Paying Agent and that no such Bearer Instruments will be released until the first to occur of:

(a)              the conclusion of the meeting specified in such document or any adjournment thereof; and

(b)             the surrender, not less than 48 hours before the time for which such meeting or adjournment thereof is convened, of the receipt for each such deposited Bearer Instrument which has been deposited to the order of such Paying Agent, coupled with notice thereof being given by such Paying Agent to SEK; or

(ii)              it is certified that Registered Instruments of any Series (not being Registered Instruments in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjournment thereof) are registered in the books and records maintained by the Registrar in the names of specified registered holders;

(iii)           it is certified that each depositor of such Instruments or registered holder thereof or a duly authorised agent on his or its behalf has instructed the Paying Agent or, as the case may be, the Registrar that the vote(s) attributable to his or its Instruments so deposited or registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment but without prejudice, in the case of Registered Instruments, to the provisions of paragraph 1.2 below;

(iv)          the total number and the serial numbers and tranche numbers of the Instruments so deposited or registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(v)              any person named in such document (hereinafter called a “proxy”) is authorised and instructed by the Paying Agent or, as the case may be, the Registrar to cast the votes attributable to the Instruments so listed in accordance with the instructions referred to in (iii) and (iv) above as set out in such document.

1.2           A registered holder of a Registered Instrument may by an Instrument in writing in the form for the time being available from the specified office of the Registrar in the English language (hereinafter called a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation, and delivered to the specified office of the Registrar not later than 48 hours before the time fixed for any meeting appoint any person (hereinafter also called a “proxy”) to attend and act on his or its behalf in connection with any meeting or proposed meeting of the holders of Instruments.

1.3           Voting certificates, block voting instructions and forms of proxy shall be valid for so long as the relevant Instruments shall not be released or, in the case of Registered Instruments, shall be duly registered in the name(s) of the registered holder(s) certified in the relevant voting certificate or block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the holder of any such voting certificate or (as the case may be) the proxy shall, for all purposes in connection with any meeting of holders of Instruments, be deemed to be the holder of the Instruments of the relevant Series to which such voting certificate, block voting instructions or form of proxy relates and, in the case of Bearer Instruments, the Paying Agent to the order of whom such Instruments have been deposited shall nevertheless be deemed for such purposes not to be the holder of those Instruments.

2              SEK at any time may, and upon a request in writing at the time by holders of Instruments holding not less than one-tenth of the principal amount of the Instruments of any particular Series for the time being outstanding shall, convene a meeting of the holders of Instruments of such Series. Whenever SEK is about to convene any such meeting it shall forthwith give notice in writing to the Fiscal Agent of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Fiscal Agent may approve.

3              At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the holders of the Instruments of the relevant Series. A copy of the notice shall be given to SEK unless the meeting shall be convened by SEK and a copy shall be given to the Fiscal Agent and, in the case of Registered Instruments, the Registrar. Such notice shall be given in the manner herein before provided and shall specify the terms of the resolutions to be proposed and shall include, inter alia, statements to the effect:

3.1            that Bearer Instruments of the relevant Series may be deposited with (or to the order of) any Paying Agent for the purpose of obtaining voting certificates or appointing proxies until 48 hours before the time fixed for the meeting but not thereafter;

3.2            that registered holders of Registered Instruments may obtain voting certificates or appoint proxies until 48 hours before the time fixed for the meeting but not thereafter.

4              A person (who may, but need not, be the holder of an Instrument) nominated in writing by SEK shall be entitled to take the chair at every meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the holders of Instruments present shall choose one of their number to be chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5              At any such meeting any one or more persons present in person (not being SEK or any nominee thereof) holding Instruments of the relevant Series or voting certificates or being proxies and being or representing in the aggregate a clear majority in principal amount of the Instruments of the relevant Series for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

6              If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of holders of Instruments, be dissolved. In any other case it shall stand adjourned for such period, not being less than 14 days nor more than 42 days, as may be decided by the chairman. At such adjourned meeting one or more persons present in person (not being SEK or any nominee thereof) holding Instruments of the relevant Series or voting certificates or being proxies (whatever the principal amount of the Instruments of the relevant Series so held or represented by them) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting, provided that the quorum at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 18 hereof shall be one or more persons present (not being SEK or any nominee thereof) holding Instruments of the relevant Series or voting certificates or being proxies and holding or representing in the aggregate at least one-quarter in principal amount of the Instruments of the relevant Series for the time being outstanding.

7              The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8              At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

9              Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a holder of an Instrument.

10              At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or SEK or by one or more persons holding one or more Instruments of the relevant Series or voting certificates or being proxies and holding or representing in the aggregate not less than one-fiftieth part of the principal amount of the Instruments of the relevant Series for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11              If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12              Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13              The Fiscal Agent, SEK and, in the case of Registered Instruments, the Registrar (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the holders of Instruments. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the holders of Instruments or to join with others in requesting the convening of such a meeting unless he is the holder of a voting certificate or is a proxy.

14              Subject as provided in paragraph 9 above at any such meeting (a) on a show of hands every person who is present (being an individual) in person or (being a corporation) by a duly authorised representative, and (i) who is a holder of Instruments, and in the case of Bearer Instruments, produces such Instruments, or (ii) who produces a voting certificate, or (iii) is a proxy shall have one vote, and (b) on a poll every person who is so present shall have one vote in respect of each [         ](1) principal amount of Instruments of the relevant Series so produced or represented by the voting certificate so produced or in respect of which he is a proxy. Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15              A proxy named in any block voting instruction or form of proxy need not be a holder of an Instrument.

16              Each block voting instruction and each form of proxy, together (if so required by SEK) with proof satisfactory to SEK of its due execution, shall be deposited at such place as SEK shall reasonably designate not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction or form of proxy proposes to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and form of proxy and satisfactory proof as aforesaid (if applicable) shall if required by SEK be produced by the proxy at the meeting or adjourned meeting but SEK shall not thereby be obliged to investigate

(1).                 The currency and amount of the smallest denomination of Instruments available in relation to the particular Series shall be deemed to be inserted here.

or be concerned with the validity of, or the authority of the proxy named in, any such block voting instruction or form of proxy.

17             Without prejudice to paragraph 1.2, any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Instrument holders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by SEK from the Fiscal Agent, the Registrar or by the chairman of the meeting, in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the block voting instruction or form of proxy is used.

18             A meeting of the holders of Instruments shall, in respect of the Instruments of the relevant Series and subject to the provisions contained in the Conditions, in addition to the powers hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution namely:

18.1            power to sanction any proposal by SEK for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the holders of Instruments and/or the Couponholders in respect of the Instruments of the relevant Series, against SEK, whether such rights shall arise under the Instruments of that Series or otherwise;

18.2            power to sanction the exchange or substitution for the Instruments of the relevant Series of, or the conversion of those Instruments into, other obligations or securities of SEK or any other body corporate formed or to be formed;

18.3            power to assent to any modification of the provisions contained in the Instruments or the Coupons of the relevant Series, the Conditions thereof, this Schedule or the Fiscal Agency Agreement which shall be proposed by SEK;

18.4            power to waive or authorise any breach or proposed breach by SEK of its obligations under the Conditions applicable to the Instruments of the relevant Series or any act or omission which might otherwise constitute an event of default under the Conditions applicable to the Instruments of the relevant Series;

18.5            power to authorise the Fiscal Agent, the Registrar or any other person to concur in and execute all such documents, and do such acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

18.6            power to give any authority, direction or sanction which under the Conditions applicable to the Instruments of the relevant Series is required to be given by Extraordinary Resolution; and

18.7            power to appoint any persons (whether holders of Instruments or not) as a committee or committees to represent the interests of the holders of Instruments in respect of the Instruments of the relevant Series and to confer upon such committee or committees any powers or discretions which such holders of Instruments could themselves exercise by Extraordinary Resolution, provided that the special quorum provisions contained in the proviso to paragraph 6 shall apply in relation to any Extraordinary Resolution for the purpose of making modification of the provisions contained in the Instruments or the Coupons of any Series or the Conditions applicable thereto which:

(i)                                     varies the dates of maturity or any date of redemption of any of the Instruments of the relevant Series or any date for payment of interest in respect thereof; or

(ii)                                  reduces or cancels the principal amount of the Instruments of the relevant Series, varies any provision regarding the calculation of the rate of interest payable thereon or varies the rate of discount or rate of amortisation applicable thereto; or

(iii)                               modifies the provisions contained in this Schedule concerning the quorum required at any meeting of holders of Instruments in respect of the Instruments of the relevant Series or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution; or

(iv)                              varies the currency in which any payment (or other obligation) in respect of the Instruments of the relevant Series is to be made; or

(v)                                 amends this proviso in any manner.

19               An Extraordinary Resolution passed at a meeting of the holders of Instruments in respect of the Instruments of the relevant Series duly convened and held in accordance with these presents shall be binding upon all the holders of Instruments of the relevant Series, whether present or not present at such meeting, and upon all the Couponholders in respect of Instruments of the relevant Series and each of the holders of Instruments and Couponholders shall, in respect of the Instruments of that Series, be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing thereof.

20               The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the holders of Instruments in respect of the Instruments of the relevant Series duly convened and held in accordance with the provisions contained herein by majority consisting of not less than three-fourths of the votes cast thereon.

21               Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by SEK and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the holders of Instruments in respect of the Instruments of the relevant Series, shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

22               So long as the relevant Instruments are represented by a global instrument, for the purposes of this Schedule the holder of the global instrument shall be deemed to be two persons holding or representing such principal amount of Instruments.

23               Any Instruments which have been purchased or are held by (or on behalf of) SEK but which have not been cancelled shall, unless or until resold, be deemed not to be outstanding for the purposes of this Schedule.

The Sixth Schedule
Regulations concerning Transfers of Registered Instruments

1             Each Registered Instrument shall be in such amounts as may be specified in the relevant Pricing Supplement or integral multiples thereof.

2             The Registered Instruments are transferable in such amounts and such integral multiples of the currency of denomination as may be specified in the relevant Pricing Supplement by execution of the form of transfer endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In this schedule “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3             The Registered Instrument to be transferred must be delivered for registration to the office of the Registrar accompanied by such other evidence (including legal opinions) as the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Registered Instrument and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Registered Instrument shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

4             The executors or administrators of a deceased holder of Registered Instruments (not being one of several joint holders) and in the case of the death of one or more of joint holders the survivor or survivors of such joint holders shall be the only persons recognised by SEK as having any title to such Registered Instruments.

5             Any person becoming entitled to Registered Instruments in consequence of the death or bankruptcy of the holder of such Registered Instruments may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar shall require (including legal opinions), be registered himself as the holder of such Registered Instruments or, subject to the preceding paragraphs as to transfer, may transfer such Registered Instruments. SEK and the Registrar may retain any amount payable upon the Registered Instruments to which any person is so entitled until such person shall be so registered or shall duly transfer the Registered Instruments.

6             Unless otherwise requested by him and agreed by SEK, the holder of Registered Instruments shall be entitled to receive only one Registered Instrument in respect of his holding.

7             The joint holders of a Registered Instrument shall be entitled to one Registered Instrument only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

8             Where a holder of a Registered Instrument has transferred part only of his holding comprised therein there shall be delivered to him a Registered Instrument in respect of the balance of such holding.

9             SEK and the Registrar shall, save in the case of the issue of replacement Registered Instruments, make no charge to the holders for the registration of any holding of Registered Instruments or any transfer of Registered Instruments or for the issue of any Registered Instruments or for the delivery of Registered Instruments at the specified office of the Registrar.

10               The Registrar will within three business days of a request to effect a transfer of a Registered Instrument deliver at its specified office to the transferee a new Registered Instrument in respect of the Registered Instrument transferred. In the case of a transfer of part only of a Registered Instrument, a new Registered Instrument in respect of the balance of the Registered Instrument transferred will be so delivered to the transferor.

Deutsche Bank
Ref: 196
Deutsche Bank AG
Hong Kong Branch
Aktiebolaget Svensk Exportkredit	55/F Cheung Kong Center
Västra Trädgårdsgatan 11B	2 Queen’s Road Central
PO Box 16368	Hong Kong
S- 103 27 Stockholm
Attention: Legal and Transaction Management	Tel 852 2203 8888
Fax 852 2203 7300
November 6, 1999

Aktiebolaget Svensk Exportkredit: Instruments other than Yen Instruments issued under its Programme for the Continuous Issuance of Debt Instruments in Asia (the “Applicable Instruments”)

We refer to a fiscal agency agreement dated 21 August 1997 (the “Fiscal Agency Agreement”) between Aktiebolaget Svensk Exportkredit as issuer, Bankers Trust Company, Hong Kong Branch (“BTCHK”) as fiscal agent (the “Fiscal Agent”), as registrar (the “Registrar”) and as calculation agent (the “Calculation Agent”) and Tokyo-Mitsubishi International (HK) Limited as paying agent. In this letter, references to the “Effective Date” mean November 16, 1999.

With effect from the Effective Date and notwithstanding anything contained in the Fiscal Agency Agreement:

(1)                                  BTCHK resigns as Fiscal Agent, Registrar and Calculation Agent with respect to the Applicable Instruments under the Fiscal Agency Agreement, whereupon BTCHK shall be released from all further obligations as Fiscal Agent, Registrar and Calculation Agent in respect of the Applicable Instruments under the Fiscal Agency Agreement, and the other parties to the Fiscal Agency Agreement shall have no further rights against BTCHK under or in respect of the Fiscal Agency Agreement and the Applicable Instruments.

(2)                                  Deutsche Bank A.G., Hong Kong Branch (“DBHK”) is appointed to act as Fiscal Agent, Registrar and Calculation Agent with respect to the Applicable Instruments under the Fiscal Agency Agreement. DBHK hereby accepts such appointment and agrees to comply with the terms and conditions of the Fiscal Agency Agreement so that as from the Effective Date DBHK will have the same rights and obligations as if it had been an original party to the Fiscal Agency Agreement.

(3)                                  All references in the Fiscal Agency Agreement to BTCHK as Fiscal Agent, Registrar and Calculation Agent shall be construed as references to DBHK in those capacities.

(4)                                  The arrangements for the payment of fees, expenses and indemnities of BTCHK and any provisions limiting or excluding the duties and liabilities of BTCHK under or incorporated into the Fiscal Agency Agreement shall continue for the benefit of DBHK in its capacity as Fiscal Agent, Registrar and Calculation Agent.

Deutsche Bank AG is incorporated with limited liability in Frankfurt am Main HRB 30 000, District Court of Frankfurt am Main, Federal Republic of Germany. Chairman of the Supervisory Board: Hilmar Kopper Board of Managing Directors: Josef Ackermann, Carl L. von Boehm-Bezing, Rolf-E Breuer, Michael Dobson, Michael Endres, Tessen von Heydebreck, Jürgen Krumnow, Ronaldo H Schmitz

(5)                                  The notice details for DBHK in respect of the Applicable Instruments and the Fiscal Agency Agreement are as specified in the Schedule to this letter.

(6)                                  In connection with DBHK assuming the rights and obligations of BTCHK under the Fiscal Agency Agreement, BTCHK shall be entitled to disclose and deliver to DBHK any and all documents and information in relation to the Fiscal Agency Agreement and the Applicable Instruments held by BTCHK.

The Fiscal Agency Agreement shall remain in full force and effect save only as amended and supplemented by the terms in this letter.

This letter may be executed in any number of counterparts, each of which when executed and delivered is an original but all counterparts together constitute the same document.

This letter agreement shall be governed by and construed in accordance with English law.

Yours faithfully

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

for and on behalf of	for and on behalf of

Bankers Trust Company,	Deutsche Bank, A.G., Hong Kong Branch
Hong Kong Branch

Acknowledged and agreed by:

/s/ [ILLEGIBLE]

for and on behalf of

Aktiebolaget Svensk Exportkredit

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